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                                                                    Exhibit 4.1

                           NOTE PURCHASE AGREEMENT
                           -----------------------

          NOTE PURCHASE AGREEMENT, dated as of July 22, 1999, by and between Mastech Corporation, a Pennsylvania corporation ("Company"), and GE Capital Equity Investments, Inc., a Delaware corporation ("GE Capital" or "Purchaser").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from Company, upon the terms and conditions hereinafter provided, a senior convertible promissory note in the principal amount of $30,000,000, which is initially convertible into 1,386,322 shares of Common Stock (as defined herein) of Company pursuant to the terms hereof (the "Note");

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.  DEFINITIONS.
    ------------

          "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (iii) each of such Person's officers, directors, joint venturers and partners, (iv) any trust or beneficiary of a trust of which such Person is the sole trustee or (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of such Person (or any trust for the benefit of such Person). For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Note Purchase Agreement including all amendments, modifications and supplements hereto and any appendices, exhibits and schedules hereto or thereto, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Balance Sheet" shall have the meaning set forth in Section 4.7(a) hereof.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of Company or a Subsidiary of Company, any such lease under which Company or such Subsidiary is the lessor.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          "Cash Equivalents" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date of creation thereof and at the time of their acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (iii) certificates of deposit, maturing not more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $200,000,000 and having a rating of "A" or better by a nationally recognized rating agency.

          "Change of Control" shall mean any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) (other than GE Capital and its Affiliates and those existing shareholders of Company set forth on
Schedule 1(A) hereto) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 30% or more of the issued and outstanding shares of Common Stock of Company; (b) Company shall be a party to a merger or consolidation in which Company's stockholders immediately prior thereto own less than a majority of the outstanding voting stock of the survivor; or (c) Company shall have sold, leased or otherwise transferred all or substantially all of its assets.

          "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) Company's or any of its Subsidiaries' employees, payroll, income or gross receipts, (ii) Company's or any of its Subsidiaries' ownership or use of any of its assets, or (iii) any other aspect of Company's or any of the Subsidiaries' business.

          "Closing" shall have the meaning set forth in Section 2.2 hereof.

          "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

          "Closing Price" shall mean, in respect of any share of Common Stock on any date herein specified which is a Business Day, (i) the last sale price on such day on the principal stock exchange or NASDAQ National Market System ("NASDQ/NMS") on which such Common Stock is then listed or admitted to trading or (ii) if no sale takes place on such day on such exchange or NASDAQ/NMS, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ/NMS.

          "COBRA" shall have the meaning set forth in Section 4.18(m) hereof.

          "Common Stock" shall mean the common stock, $.01 par value per share, of Company.

          "Consolidated Cash" shall mean Company's and its Subsidiaries cash consolidated in accordance with GAAP.

          "Consolidated Cash Equivalents" shall mean Company's and its Subsidiaries' Cash Equivalents consolidated in accordance with GAAP.

          "Consolidated Interest Expense" shall mean any Person's interest expense, consolidated in accordance with GAAP.

          "Consolidated Net Worth" shall mean stockholders' equity of any Person consolidated in accordance with GAAP.

          "Consolidated Receivables" shall mean Company's and its Subsidiaries' receivables consolidated in accordance with GAAP.

          "Consolidated Senior Indebtedness" shall mean Indebtedness of Company and its Subsidiaries consolidated in accordance with GAAP, which Indebtedness by its terms is not subordinated to the payment in full of the Note in a manner in form and substance satisfactory to Purchaser.

          "Consolidated Senior Indebtedness to EBITDA Ratio" shall mean, as of any date of determination, the ratio of the Company's Consolidated Senior Indebtedness as of the end of the Company's most recently completed Fiscal Quarter to Company's EBITDA for Company's four most recently completed Fiscal Quarters treated as a single accounting period.

          "Conversion" shall have the meaning set forth in Section 7.1 hereof.

          "Conversion Price" shall have the meaning set forth in Section 7.1 hereof.

          "Credit Agreement" shall mean the Credit Agreement dated December 3, 1998 among Company, as borrower, the financial institutions party thereto, as lenders, and PNC Bank, National Association, as Agent and L/C Issuer, and the related ancillary documents thereto, as the same may be amended, modified or supplemented from time to time, and including any successor or replacement credit agreement.

          "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date. The daily market

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price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange or NASDAQ National Market System ("NASDAQ-NMS") on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or NASDAQ-NMS, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ-NMS, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or NASDAQ-NMS, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected mutually by the Required Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Required Holders and one of which shall be selected by the Company.

          "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "DOJ" shall mean the Antitrust Division of the Department of Justice of the United States.

          "EBIT" shall mean the consolidated operating income (before extraordinary items, interest, taxes) of such Person and its consolidated Subsidiaries determined in accordance with GAAP.

          "EBITDA" shall mean the consolidated operating income (before extraordinary items, interest, taxes, depreciation and amortization) of such Person and its consolidated Subsidiaries determined in accordance with GAAP.

          "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Real Estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.) ("CERCLA"); the Hazardous Material
                               -- ---
Transportation Act, as amended (49 U.S.C. (S) 1801 et seq.); the Federal
                                                   -- ---
Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S) 136 et
                                                                          --
seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)
---
6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.
     -- ---
(S) 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. (S) 740 et seq.);
         -- ---                                                     -- ---
the

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Federal Water Pollution Control Act, as amended (33 U.S.C. (S) 1251 et
                                                                    --
seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. (S) 651 et
---                                                                          --
seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. (S) 300f
---
et seq.), and any and all regulations promulgated thereunder, and all analogous
-- ---
state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Spill or the presence of a Hazardous Substance or threatened Spill of any Hazardous Substance.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to Company, any trade or business (whether or not incorporated) under common control with Company and which, together with Company, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding Purchaser and each other person which would not be an ERISA Affiliate if Purchaser did not own any issued and outstanding shares of Stock of Company.

          "Event of Default" shall have the meaning set forth in Section 8.1 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

          "Extraordinary Default Target Percentage Achieved" shall mean, with respect to the occurrence of any Extraordinary Default, that percentage obtained by dividing (i) the sum of (A) the Performance Revenues achieved for the period commencing July 1, 1999 through close of the last full target year or years (as contemplated in the definition of "Performance Revenue Targets"), if any, prior to such Extraordinary Default plus (B) the product of (1) the Performance Revenues achieved for the period after the most recently completed full target year and through the date of such Extraordinary Default (the "Stub Period"), multiplied by (2) a fraction, the denominator of which is the number of days elapsed in such Stub Period and the numerator of which is 365, by (ii) the cumulative Performance Revenue Targets for the period commencing

July 1, 1999 through the close of the full target year in which such Extraordinary Default occurs.

          "Extraordinary Default" shall mean any (i) Payment Default or (ii) Change of Control.

          "Financials" shall mean the financial statements referred to in
Section 4.7(a) hereof.

          "Fiscal Quarter" shall mean each three month period of Company ending on March 31, June 30, September 30, and December 31. Subsequent changes of the fiscal year of Company shall not change the term "Fiscal Quarter," unless the Required Holders shall consent in writing to such changes which consent shall not be withheld if such changes do not materially affect the enforcement of the financial covenants set forth in Section 5.2 in the reasonable credit judgment of Purchaser.

          "Fiscal Year" shall mean the twelve month period ending December 31. Subsequent changes of the fiscal year of Company shall not change the term "Fiscal Year," unless the Required Holders shall consent in writing to such changes which consent shall not be withheld if such changes do not materially affect the enforcement of the financial covenants set forth in Section 5.2 in the reasonable credit judgment of Purchaser.

          "FTC" shall mean the Federal Trade Commission of the United States.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of the financial covenants contained in Section 5.1(b) hereof, GAAP shall be as in effect on the date of the most recent Financials and shall be applied in a manner consistent therewith.

          "GE Capital" shall have the meaning set forth in the first paragraph of this Agreement.

          "GE Equity Companies" shall mean GE Capital, General Electric Company or its Subsidiaries and any other entity from time to time in which General Electric Capital Corporation or GE Capital has a minority equity investment which is referred to Company using substantially the Referral Form attached hereto as Exhibit D and is consented to the Company (which consent shall not be unreasonably withheld).

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation

("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

          "Hazardous Substance" shall have the meaning set forth in Section 4.10 hereof.

          "Holder" shall mean Purchaser and any other holder of the Note.

          "HRS Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1974, as amended.

          "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations,
(v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause
(i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all liabilities under Title IV of ERISA.

          "Interest Payment Date" shall have the meaning assigned to such term in Section 2.6(a) hereof.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "IT Services" shall mean those information technology services provided by Company from time to time, including applications design development and maintenance, enterprise resource package implementation, offshore software design, development and maintenance, customer relationship management package implementation, and e-commerce strategy and implementation.

          "Joint Venture" shall mean a joint venture between General Electric Capital Corporation and Company for the performance of IT Services and business process outsourcing services.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, preemptive right, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loan Documents" shall mean this Agreement, the other Transaction Documents and all other agreements, instruments, documents and certificates, including pledges, powers of attorney, consents, assignments, contracts, financial statements, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Company, and delivered to Purchaser, in its capacity as a purchaser of the Note hereunder, in connection with this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, or financial condition or results of operations of Company and its Subsidiaries, if any, taken as a whole or (ii) Company's ability to pay the principal amount of the Note in accordance with the terms hereof.

          "Material Contracts" means (i) all of Company's and its Subsidiaries' material contracts that would be required to be filed with the SEC pursuant to item 601(b)(10) of Regulation S-K of the Securities Act, (ii) all agreements, leases or other instruments to which Company or any of its Subsidiaries is a party or by which Company, its Subsidiaries or its properties are bound, which involve payments by or to Company or its Subsidiaries of more than $5,000,000,
(iii) all of Company's and its Subsidiaries' loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit, guarantees or other debt instruments involving commitments of more than $5,000,000, (iv) all non-competition and similar agreements to which Company is a party which restrict Company's ability to engage in certain businesses, (v) all contracts for the employment of any executive officer of Company or its Subsidiaries, and (vi) all collective bargaining, union and similar labor contracts of Company or its Subsidiaries.

          "Maximum Lawful Rate" shall have the meaning set forth in Section 2.6(e) hereof.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Note" shall mean the convertible promissory note of Company in the principal amount of $30,000,000 to be issued to Purchaser hereunder, substantially in the form of Exhibit A hereto.

          "Obligations" shall mean all amounts owing by Company to Purchaser and any of its assignees pursuant hereto or the Note, including, without limitation, all principal, interest, fees, expenses, attorneys' fees and any other sum chargeable to Company under any of the Loan Documents.

          "Payment Default" shall mean a default under Section 8.1(a) hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" shall have the meaning set forth in Section 4.18(a) hereof.

          "Performance Revenues" shall mean the cumulative revenues of Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, relating to IT Services performed for any GE Equity Companies, plus 37.5%
                                                                     ----
of any such revenues of Company and its Subsidiaries which are generated by the Joint Venture relating to IT Services performed for any GE Equity Companies, in each case, within the three year period commencing on July 1, 1999 and ending on the date such Performance Revenues are to be measured in accordance with this Agreement.

          "Performance Revenue Targets" shall mean the following Performance Revenue targets:

               Year Ended                             Target
               ----------                             ------
               June 30, 2000                       $29,000,000
               -------------
               June 30, 2001                       $42,000,000
               -------------
               June 30, 2002                       $51,000,000
               -------------
               Cumulative
               Three-Year
               Target                             $122,000,000
               ----------

          "Permitted Liens" shall mean the following:   (i) Liens for taxes or
assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (v) workers, mechanics, suppliers, carriers, warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness, not yet due and payable; (vi) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Company or any of its Subsidiaries is a party; (vii) Liens arising in the ordinary course of business in connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to, Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, landlord Liens arising under leases of real property, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur, and Liens upon funds collected temporarily from others pending payment or remittance on their behalf; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; and (ix) Liens or pledges arising from or created pursuant to the Credit Agreement.

          "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, any instrumentality, division, agency, body or department thereof).

          "Plan" shall have the meaning set forth in Section 4.19(a) hereof.

          "Prohibited Transaction" shall mean any prohibited transaction as defined in Section 4975 of the IRC or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

          "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement by and between Company and Purchaser, substantially in the form attached hereto as Exhibit C, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Reportable Event" shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

          "Required Holders" shall mean Persons who hold at least a majority of the outstanding principal amount of the Note.

          "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

          "Spill" shall have the meaning set forth in Section 4.10 hereof.

          "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

          "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

          "Target Percentage Achieved" shall mean that percentage obtained by dividing (i) the cumulative Performance Revenues achieved for the period commencing July 1, 1999 through the relevant date, by (ii) $122,000,000.

          "Target Percentage Shortfall" shall mean that percentage which is obtained by dividing (i) the difference of $122,000,000 less the cumulative Performance Revenues achieved for the period commencing July 1, 1999 through June 30, 2002, by (ii) $122,000,000.

          "Taxes" shall have the meaning set forth in Section 2.12(a) hereof.

          "Transaction Documents" shall mean this Agreement, the Note and the Registration Rights Agreement.

          "Welfare Plan" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Company, any of its Subsidiaries or any ERISA Affiliate.

          "Withdrawal Liability" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

          "Year 2000 Compliant" shall have the meaning set forth in Section 4.24 hereof.

          References to this "Agreement" shall mean this Purchase Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words "includes" or "including" and other words of similar import shall mean "including, without limitation," unless the context expressly otherwise requires.

2.  PURCHASE OF NOTE
    ----------------

        2.1  Purchase of Note.  Subject to the terms and conditions set forth
             ----------------
in this Agreement, Purchaser agrees to purchase from Company, and Company agrees to issue and sell to Purchaser, on the Closing Date, the Note for an aggregate purchase price of $30,000,000, containing the terms set forth herein and in Exhibit A hereto. The principal amount of the Note shall be $30,000,000, and the maturity date thereof shall be July 22, 2004.

        2.2  Closing.  The closing of the purchase and sale of the Note (the
             -------
"Closing") took place on the date hereof (the "Closing Date") at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York.

        On the Closing Date, Company delivered to Purchaser the Note payable to Purchaser against delivery by Purchaser of the purchase price therefor by wire transfer of funds to the account of Company.

        2.3  Optional Prepayment.  At any time and from time to time, following
             -------------------
the third anniversary of the Closing Date, if the Performance Revenues do not equal or exceed $122,000,000 at June 30, 2002, Company shall have the right, without premium or penalty, and on thirty (30) days' prior written notice to Purchaser, to voluntarily prepay at a price equal to 100% of the face amount thereof, that portion (in multiples of not less than $500,000 or the amount outstanding on the Note) of the outstanding principal amount of the Note which equals the Target Percentage Shortfall. Each prepayment shall be accompanied by the payment of accrued and unpaid interest on the amount being prepaid, through the date of prepayment. Company shall not have any other right to prepay the Note.

        2.4  Mandatory Redemption.  Upon the occurrence of a Change of Control,
             --------------------
the Purchaser shall have the right to require the Company (or any successor) to redeem all or a portion of the Note not otherwise converted pursuant to Section
7.1 for a price equal to 100% of the face amount thereof, together with a payment of all accrued and unpaid interest on the amount being prepaid through the date of prepayment. Company shall give Purchaser written notice of the occurrence of a Change of Control within ten (10) days after the occurrence thereof. Purchaser shall exercise the foregoing right at any time within 90 days of a Change of Control by delivery to Company of written notice thereof indicating the amount of the Note which Purchaser requires to be redeemed by Company. Company shall deliver the proceeds of such redemption by wire transfer to Purchaser together with a new Note representing the unredeemed portion of the Note, if any, within 10 days of receipt of Purchaser's notice described in the preceding sentence.

        2.5  Use of Proceeds.  Company shall use the proceeds of the purchase
             ---------------
price hereunder for working capital and general corporate purposes.

        2.6  Interest on Note.  (a)  Company shall pay interest to Purchaser,
             ----------------
semi-annually in arrears on the last day of each July and January, commencing on January 31, 2000 (each, an "Interest Payment Date"), at a rate equal to 6.30% per annum, based on a year of 360 days for the actual number of days elapsed, and based on the amounts outstanding from time to time under the Note.

   (b) If any payment on the Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

   (c) So long as any Event of Default shall be continuing, the interest rate applicable to the Note shall be increased by 2% per annum above the rate otherwise applicable.

   (d) Notwithstanding anything to the contrary set forth in this Section 2.6, if at any time until payment in full of the Note, the interest rate payable thereon exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable on the Note shall be equal to the Maximum Lawful Rate; provided, however, that
                                                       --------  -------
if at any time thereafter the interest rate payable thereon is less than the Maximum Lawful Rate, Company shall continue to pay interest thereunder at the Maximum Lawful Rate until such time as the total interest received by Purchaser is equal to the total interest which it would have received had the interest rate on the Note been (but for the operation of this paragraph) the interest rate payable since the Closing Date. Thereafter, the interest rate payable shall be the stated interest rate unless and until such rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Purchaser pursuant to the terms hereof exceed the amount which it could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.6(d), shall make a final determination that Purchaser has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Purchaser shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under the Note, then to the outstanding principal of the Note, then to other unpaid Obligations and thereafter shall refund any excess to Company or as a court of competent jurisdiction may otherwise order.

        2.7  Receipt of Payments.  Company shall make each payment under the
             -------------------
Note not later than 2:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to Purchaser's depository bank in the United States as designated by Purchaser from time to time for deposit in Purchaser's depositary account. For purposes only of computing interest under the Note, all payments shall be applied by Purchaser to the Note on the day payment has been credited by Purchaser's depository bank to Purchaser's account in immediately available funds.

        2.8  Application of Payments.  Company irrevocably waives the right to
             -----------------------
direct the application of any and all payments at any time or times hereafter received by Purchaser from or on behalf of Company pursuant to the terms of this Agreement, and Company irrevocably agrees that Purchaser shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Company and in repayment of the Note as it may deem advisable. In the absence of a specific determination by Purchaser with respect thereto, the same shall be applied in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest payments on the Note; and (iii) then due and payable principal payments on the Note.

        2.9  Sharing of Payments.  If any holder of the Note or a portion
             -------------------
thereof shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Note held by it in excess of its ratable share of payments on account of the Notes held by all holders thereof, such holder shall forthwith purchase from each other holder such participations in the Note held by it as shall be necessary to cause such purchasing holder to share the excess payment ratably with each other holder; provided, however, that if all or any portion of such excess
              --------  -------
payment is thereafter recovered from such purchasing holder, such purchase shall be rescinded and such holder shall repay to the purchasing holder the purchase price to the extent of such recovery together with an amount equal to such holder's ratable share (according to the proportion of (i) the amount of such holder's required repayment to (ii) the total amount so recovered from the purchasing holder) of any interest or other amount paid or payable by the purchasing holder in respect of the total amount so recovered. Company agrees that any holder so purchasing a participation from another holder pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such holder were the direct creditor of Company in the amount of such participation. Company further agrees to make all payments on the Note to all holders thereof on a pro rata basis, based on the principal amount of the Note held by each.

        2.10  Indemnity.  Company shall indemnify and hold Purchaser and each
              ---------
of its officers, directors and Affiliates harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by Purchaser or such other indemnified person as the result of Purchaser having entered into this Agreement or any of the other Loan Documents or purchased the Note hereunder or relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by Company contained herein or in any Transaction Document, including arising out of any Environmental Law applicable to Company or its Subsidiaries or otherwise relating to or arising out of the transactions contemplated hereby; provided, however, that Company shall not be
                                  --------  -------
liable for such indemnification to such indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such indemnified Person's gross negligence or willful misconduct.

        2.11  Access.  Upon the occurrence of an Event of Default, an event of
              ------
default under the Credit Agreement or facts or circumstances which reasonably could be expected to have a Material Adverse Effect, Purchaser and any of its officers, employees and/or agents shall have the right, exercisable as frequently as it determines to be appropriate, during normal business hours, to visit and inspect the properties and facilities of Company and its Subsidiaries and to inspect, audit and make extracts from all of Company's and its Subsidiaries' records, files, corporate books and books of account and to discuss the affairs, finances and accounts of Company and its Subsidiaries with the principal officers of Company, all at such reasonable times, upon reasonable notice and as often as Purchaser may reasonably request. Company shall deliver any document or instrument reasonably necessary for Purchaser, as it may request, to obtain records from any service bureau maintaining records for Company or its Subsidiaries. Company shall instruct its and its Subsidiaries' banking and other financial institutions to make available to Purchaser such information and records as it may reasonably request.

        2.12  Taxes.  (a)  Any and all payments by Company hereunder or under
              -----
the Note shall be made, in accordance with this Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income (including gains taxes) of Purchaser, by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to Purchaser, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) Company shall make such deductions, and (iii) Company shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

   (b) In addition, Company agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, excise, mortgage recording or property taxes, charges or similar levies that arise from any payment made hereunder or under the Note or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, any of the Transaction Documents (hereinafter referred to as "Other Taxes").

   (c) Company shall indemnify Purchaser for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by Purchaser and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Purchaser makes written demand therefor, which demand shall include an identification of the relevant taxing authority and the amount of payment giving rise to the claim for indemnification.

   (d) Within 30 days after the date of any payment of Taxes, Company shall furnish to Purchaser the original or a certified copy of a receipt evidencing payment thereof.

   (e) Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Company contained in this Section
2.12 shall survive the payment in full of the Note.

3.  PURCHASER'S REPRESENTATIONS AND WARRANTIES
    ------------------------------------------

        Purchaser makes the following representations and warranties to Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

        3.1  Investment Intention.  Purchaser is purchasing the Note for its own
             --------------------
account, for investment purposes and not with a view to the distribution thereof. Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Note (or solicit any offers to buy, purchase, or otherwise acquire any of the Note), except in compliance with the Securities Act.

        3.2  Accredited Investor.  Purchaser is an "accredited investor" (as
             -------------------
that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

        3.3  Corporate Existence.  Purchaser is a corporation duly organized,
             -------------------
validly existing and in good standing under the laws of the State of New York.

        3.4  Corporate Power; Authorization; Enforceable Obligations.  The
             -------------------------------------------------------
execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to be executed by it: (i) are within Purchaser's corporate power; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of Purchaser's certificate of incorporation or by-laws; and (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on Purchaser. This Agreement and the other Transaction Documents to which Purchaser is a party have each been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.  COMPANY'S REPRESENTATIONS AND WARRANTIES
    ----------------------------------------

        Company makes the following representations and warranties to Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

        4.1  Authorized and Outstanding Shares of Capital Stock.  As of June 30,
             --------------------------------------------------
1999, the authorized capital stock of Company consisted of 100,000,000 shares of Common Stock, $.01 par value per share, of which 50,435,989 shares were issued and outstanding, and 20,000,000 shares of Class A Preferred Stock, no par value per share, of which 1 share was issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.1, (i) there is no existing option, warrant, call, commitment or other agreement to which Company is a party requiring, and there are no convertible securities of Company outstanding which upon conversion would require, the issuance of any additional shares of Stock of Company or other securities convertible into shares of equity securities of Company, other than the Note, and (ii) there are no agreements to which Company is a party with respect to the voting or transfer of the Stock of Company. Except as set forth on Schedule 4.1, there are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by Company. True and correct copies of the certificate of incorporation and by-laws of Company have been delivered to Purchaser.

        4.2  Authorization and Issuance of Note.  The issuance of the Note has
             ----------------------------------
been duly authorized by all necessary corporate action on the part of Company and, upon delivery to Purchaser of the Note against payment in accordance with the terms hereof, the Note will have been validly issued, free and clear of all pledges, liens, encumbrances and preemptive rights. The issuance of shares of Common Stock upon conversion of the Note has been duly authorized by all necessary corporate action on the part of Company and, when issued upon conversion of the Note, such Common Stock will have been validly issued and fully paid and non-assessable. Company has duly reserved 1,386,322 shares of Common Stock for issuance pursuant to the terms of the Note.

        4.3  Securities Laws.  In reliance on the investment representations
             ---------------
contained in Sections 3.1 and 3.2, the offer, issuance, sale and delivery of the Note, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither Company nor any Person acting on its behalf has taken or will take any action (including any offering of any securities of Company under circumstances which would require the integration of such offering with the offering of the Note under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of the Note, to the registration requirements of Section 5 of the Securities Act.

        4.4  Corporate Existence; Compliance with Law.  Company and each of its
             ----------------------------------------
Subsidiaries, if any, (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania in the case of Company and as set forth on Schedule 4.5 in the case of its Subsidiaries;
(ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted; (iv) has, or has applied for, all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such approval or authorization would not result in a Material Adverse Effect; (v) is in compliance with its certificate or articles of incorporation and by-laws; and
(vi) is in compliance with all applicable provisions of law, except for such non-compliance which would not have a Material Adverse Effect.

        4.5  Subsidiaries.  There currently exist no Subsidiaries of Company
             ------------
other than as set forth on Schedule 4.5 hereto, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, and the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class owned by Company or a Subsidiary of Company or any other Person. There are no options, warrants, rights to purchase or similar rights covering capital Stock for any such Subsidiary.

        4.6  Corporate Power; Authorization; Enforceable Obligations.  The
             -------------------------------------------------------
execution, delivery and performance by Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by Company, the issuance and sale of the Note and the consummation of the other transactions contemplated by any of the foregoing:
(i) are within Company's corporate power and authority; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Company's certificate of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Company or any of its Subsidiaries is a party or by which Company, any of its Subsidiaries or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Company or any of its Subsidiaries; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person (except (A) for those filings required by the Registration Rights Agreement and (B) to the extent previously obtained or made). At or prior to the Closing Date, each of this Agreement and the other Transaction Documents shall have been duly executed and delivered by Company and each shall then constitute a legal, valid and binding obligation of Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        4.7  Financial Statements.  (a)  The audited consolidated balance sheet
             --------------------
of Company as at December 31, 1998, and the related consolidated statements of income and cash flows for the year then ended, with the opinion thereon of Arthur Andersen L.L.P., and the unaudited consolidated balance sheet of Company as at March 31, 1999 (the "Balance Sheet") and the related unaudited consolidated statements of income, and cash flows for the three months then ended, copies of which have previously been delivered to Purchaser, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly in all material respects the consolidated financial position of Company as at the dates thereof, and the consolidated results of its operations and cash flows for the periods then ended, subject, in the case of the interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

   (b) Except as set forth on Schedule 4.7, neither Company nor any of its Subsidiaries has any material obligations, contingent or otherwise, including liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Balance Sheet, other than those incurred since December 31, 1998, in the ordinary course of business.

   (c) Except as set forth on Schedule 4.7, no dividends or other distributions have been declared, paid or made upon any shares of capital Stock of Company, nor have any shares of capital Stock of Company been redeemed, retired, purchased or otherwise acquired for value by Company since December 31, 1998.

        4.8  Ownership of Property.  Each of Company and its Subsidiaries has
             ---------------------
good and marketable and insurable fee simple title to its owned real property, free and clear of all Liens. Each of Company and its Subsidiaries has valid and marketable leasehold interests in each of its leases, good and marketable title to, or valid leasehold interests in, all of its other properties and assets free and clear of all Liens, except Permitted Liens. Each of such leases is valid and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)) and is in full force and effect except to the extent that such lack of validity or enforceability would not have a Material Adverse Effect. None of Company, any of its Subsidiaries nor, to its knowledge, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease except to the extent that such default would not reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is obligated under or a party to, any option, right of first refusal, or any other contractual right to purchase, acquire, sell, assign or dispose of any material real property owned or leased by Company or such Subsidiary.

        4.9  Material Contracts.  Schedule 4.9 contains a true, correct and
             ------------------
complete list and description of all Material Contracts (other than those Material Contracts which have been filed as an exhibit to the Company SEC Documents). Each Material Contract is a valid and binding agreement of Company or its Subsidiaries (as the case may be) enforceable against Company or such Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), and neither Company nor any of its Subsidiaries has any knowledge that any Material Contract is not a valid and binding agreement against the other parties thereto. Company and each of its Subsidiaries has fulfilled all obligations required pursuant to the Material Contract to have been performed by Company or such Subsidiary on its part. Except as set forth in Schedule 4.9, neither Company nor any of its Subsidiaries is in default or breach, nor to Company's or such Subsidiary's knowledge is any third party in default or breach, under or with respect to any Material Contract.

        4.10  Environmental Protection.  (a)  Except as set forth on Schedule
              ------------------------
4.10, to Company's and its Subsidiaries' knowledge, all real property owned, leased or otherwise operated by Company and its Subsidiaries (each, a "Facility") is free of contamination from any substance, waste or material (i) currently identified to be toxic or hazardous pursuant to, or which may result in liability under, any Environmental Law or (ii) within the definition of a substance which is toxic or hazardous under any Environmental Law, including any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance which has in the past or could at any time in the future cause or constitute a health, safety, or environmental hazard to any Person or property or result in any Environmental Liabilities and Costs ("Hazardous Substance") of more than $100,000 or which, in either case, could have a Material Adverse Effect. Except as set forth on
Schedule 4.10, neither Company nor any of its Subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, spillage, uncontrolled loss, seepage, or filtration of Hazard Substances at or from the Facility (a "Spill") which could result in Environmental Liabilities and Costs in excess of $100,000.

   (b) Company and each Subsidiary has generated, treated, stored and disposed of any Hazardous Substances in full compliance with applicable Environmental Laws, except for such non-compliances which would not reasonably be expected to have a Material Adverse Effect.

   (c) Company and each Subsidiary has obtained, or has applied for, and is in full compliance with and in good standing under all permits required under Environmental Laws (except for such failures which would not reasonably be expected to have a Material Adverse Effect) and neither Company nor any of its Subsidiaries has any knowledge of any proceedings to substantially modify or to revoke any such permit.

   (d) Except as set forth on Schedule 4.10, there are no investigations, proceedings or litigation pending or, to Company's or its Subsidiaries' knowledge, threatened affecting or against Company, any of its Subsidiaries or the Facilities relating to Environmental Laws or Hazardous Substances.

   (e) Since January 1, 1996, except for communications in connection with the matters listed on Schedule 4.10, neither Company nor any of its Subsidiaries has received any communication or notice (including requests for information) indicating the potential of Environmental Liabilities and Costs against Company or its Subsidiaries.

        4.11  Labor Matters.  (a)  There are no strikes or other labor disputes
              -------------
against Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened. Hours worked by and payment made to employees of Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Company and each of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Company or such Subsidiary. There is no organizing activity involving Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to Company's or its Subsidiaries' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Company or its Subsidiaries has made a pending demand for recognition. There are no complaints or charges against Company or any of its Subsidiaries pending or, to Company's or its Subsidiaries' knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Company or any of its Subsidiaries of any individual.

   (b) Neither Company nor any of its Subsidiaries is, or during the five years preceding the date hereof was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of Company or its Subsidiaries.

        4.12  Other Ventures.  Except as set forth on Schedule 4.12, neither
              --------------
Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

        4.13  Taxes.  Except as set forth on Schedule 4.13, all federal, state,
              -----
local and foreign tax returns, reports and statements required to be filed by Company and its Subsidiaries have been timely filed with the appropriate Governmental Authority and all such returns, reports and statements are true, correct and complete in all material respects. All Charges and other impositions due and payable for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Proper and accurate amounts have been withheld by Company and its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Neither Company nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No tax audits or other administrative or judicial proceedings are pending or threatened with regard to any Charges for which Company or any Subsidiary may be liable and no assessment of Charges is proposed against the Company or any Subsidiary. Neither Company nor any of its Subsidiaries has filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection
(f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Company or any of its Subsidiaries is property which such company is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Neither Company nor any of its Subsidiaries has agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither Company nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

        4.14  No Litigation.  Except as disclosed on Schedule 4.14, no action,
              -------------
claim or proceeding is now pending or, to the knowledge of Company or its Subsidiaries, threatened against Company or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        4.15  Brokers.  Except as set forth on Schedule 4.15, no broker or
              -------
finder acting on behalf of Company or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and neither Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. Company is solely responsible for the payment of all such finder's or brokerage fees.

        4.16  Patents, Trademarks, Copyrights and Licenses.  Company and each of
              --------------------------------------------
its Subsidiaries owns all licenses, patents, patent applications, copyrights, service marks, trademarks and registrations and applications for registration thereof, and trade names necessary to continue to conduct its business as heretofore conducted by it and now being conducted by it. To Company's knowledge, Company and each of its Subsidiaries conducts its businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others except where the same would not reasonably be expected to have a Material Adverse Effect. To Company's knowledge, there is no infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Company or any of its Subsidiaries, except where the same would not reasonably be expected to have a Material Adverse Effect.

        4.17  No Material Adverse Effect.  Except as disclosed in the Company
              --------------------------
SEC Documents, no event has occurred since December 31, 1998 which has had or could be reasonably expected to have a Material Adverse Effect, other than events or circumstances which relate exclusively to (i) changes in trends in the information technology industry and (ii) general economic conditions in the United States as a whole.

        4.18  ERISA.  (a)  Schedule 4.18 sets forth:  (i) all "employee benefit
              -----
plans", as defined in Section 3(3) of ERISA, and describes any other material employee benefit arrangements (the "Plans") maintained by Company and any of its Subsidiaries or to which Company or any its Subsidiaries contributed or is obligated to contribute thereunder, and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA (the "Pension Plans"), maintained by Company, any of its Subsidiaries or any of its ERISA Affiliates to which Company, any of its Subsidiaries or any of its ERISA Affiliates contributed or is obligated to contribute thereunder.

   (b) Purchaser will not have (i) any obligation to make any contribution to any Multiemployer Plan or (ii) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had if it had not purchased the Note from Company at the Closing in accordance with the terms of this Agreement.

   (c) The Pension Plans intended to be qualified under Section 401 of the IRC are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the IRC, and nothing has occurred with respect to the operation of the Pension Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the IRC.

   (d) All contributions required by law or pursuant to the terms of the Plans (without regard to any waivers granted under Section 412 of the IRC) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and no accumulated funding deficiencies exist in any of the Pension Plans.

   (e)  There is no "amount of unfunded benefit liabilities" as defined in
Section 4001(a)(18) of ERISA in any of the respective Pension Plans. Each of the respective Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plan and all benefit liabilities do not exceed the assets of such Pension Plans.

   (f) There has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Pension Plans which would require the giving of notice, or any event requiring disclosure under Sections 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA.

   (g) There is no material violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

   (h) True, correct and complete copies of the following documents, with respect to each of the Plans, have been made available or delivered to Purchaser by Company: (A) any plans and related trust documents, and amendments thereto, (B) the most recent Forms 5500 (including any schedules thereto) and the most recent actuarial valuation report, if any, (C) the last IRS determination letter, (D) summary plan descriptions, (E) written communications to employees relating to the Plans and (F) written descriptions of all non-written agreements relating to the Plans.

   (i) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims), nor does Company or any of its Subsidiaries have knowledge of facts which could form the basis for any such claim or lawsuit.

   (j) All amendments and actions required to bring the Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

   (k) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, and neither Company nor any of its Subsidiaries or "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the IRC or Section 406 of ERISA.

   (l) None of Company, any of its Subsidiaries or any ERISA Affiliate has terminated any Pension Plan, or incurred any outstanding liability under
Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA.

   (m) None of Company, any of its Subsidiaries or any ERISA Affiliate maintains retired life and retired health insurance plans which are Welfare Plans and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary. Company, all of its Subsidiaries and all ERISA Affiliates which maintains a Welfare Plan has complied with the notice and continuation requirements of COBRA and the regulations thereunder.

   (n) None of Company, any of its Subsidiaries or any ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan as of the Closing.

   (o) None of Company, any of its Subsidiaries or any ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the Closing Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan.

   (p) None of Company, any of its Subsidiaries, any ERISA Affiliate or any organization to which Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

        4.19  SEC Documents.  Company has made available to Purchaser a true and
              -------------
complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the SEC since January 1, 1998 and prior to the date of this Agreement (the "Company SEC Documents"), which are all the documents (other than preliminary material) that Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.20  Ordinary Course of Business.  Except as set forth on Schedule 4.7
              ---------------------------
or in response to the events described therein, since January 1, 1998, Company and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice.

        4.21  Insurance.  There are in full force and effect for the benefit of
              ---------
Company and its Subsidiaries insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Company and its Subsidiaries in accordance with prudent business practice in the industry of Company and Subsidiaries. No notice has been given or claim made and to the knowledge of Company, no grounds exist, to cancel or void any such policies or bonds or to reduce the coverage provided thereby.

        4.22  Accounts Receivable.  All accounts receivable of Company and its
              -------------------
Subsidiaries as shown on the Balance Sheet are collectible in the ordinary course of business by Company or such Subsidiary, net of the reserves for bad debts shown on the Balance Sheet.

        4.23  Minute Books.  The minute books of Company for the period
              ------------
commencing October 1, 1998 through March 31, 1999, as previously made available to Purchaser, accurately reflect all formal corporate action of the stockholders and Board of Directors of Company during such period.

        4.24  Year 2000 Compliance.  Each system comprised of software,
              --------------------
hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (collectively, a "System") that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of Company or any of its Subsidiaries will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century ("Year 2000 Compliant") in a manner that could reasonably be expected to have a Material Adverse Effect. Company has no reason to believe that it or any of its Subsidiaries may incur material expenses arising from or relating to the failure of any of their Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Each System of Company and its Subsidiaries is able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

        4.25  Full Disclosure.  No information contained in this Agreement or
              ---------------
any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

5.  COVENANTS
    ---------

        5.1  Affirmative and Financial Covenants.  Company covenants and agrees
             -----------------------------------
that from and after the date hereof (except as otherwise provided herein, or unless the Required Holders have given their prior written consent) so long as any unpaid amount on the Note is outstanding:

   (a)  Preservation of Existence, Etc.  Company and each of its Subsidiaries
        ------------------------------
shall maintain its corporate existence and its license or qualification and its good standing in the state of its incorporation and in each other jurisdiction in which its ownership or lease of property or the nature of its businesses makes such license or qualification necessary (except for such other jurisdictions in which such failure to be so licensed or qualified individually and in the aggregate would not result in a Material Adverse Effect).

   (b)  Accounting System; Reporting Requirements.  Company on a consolidated
        -----------------------------------------
basis will maintain a system of accounting established and administered in accordance with GAAP. Further, Company will:

          (i) deliver to Purchaser, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters in each Fiscal Year of Company, (A) consolidated balance sheet as at the end of such period for Company and its Subsidiaries, (B) consolidated statements of income for such period for Company and its Subsidiaries and, in the case of the second and third quarterly periods, for the quarterly period, and (C) consolidated statements of cash flow for such period for Company and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period; and each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding Fiscal year; and all such statements shall be prepared in reasonable detail and certified, subject to changes resulting from year-end adjustments, by the chief financial Officer, treasurer or controller of Company;

          (ii) deliver to the Purchaser, within 90 days after the end of each Fiscal Year of Company (A) consolidated balance sheets as at the end of such year for Company and its Subsidiaries, (B) consolidated statements of income for such year for Company and its Subsidiaries, (C) consolidated statements of cash flow for such year for Company and its Subsidiaries, and (D) consolidated statements of shareholders equity for such year for Company and its Subsidiaries; and each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding Fiscal Year; and all such financial statements shall present fairly in all material respects the financial position of Company and its consolidated Subsidiaries, as at the dates indicated and the results of its operations and cash flow for the periods indicated, in conformity with GAAP; and Company shall cause each of the consolidated financial statements described in clauses (A) through (D) of above to be certified without limitation as to scope or material qualification by Arthur Andersen L.L.P. or other independent certified public accountants acceptable to the Required Holders;

          (iii) promptly give written notice to Purchaser of the happening of any event (which is known to Company) which constitutes an Event of Default or a Default hereunder, but in no event shall any such notice be given later than five (5) Business Days after Company knows or should have known of such event;

          (iv) promptly give written notice to Purchaser of any pending or, to the knowledge of Purchaser, overtly threatened claim in writing, litigation or threat of litigation which arises between Purchaser, or any of its Subsidiaries, and any other party or parties (including any Governmental Authority) which claim, litigation or threat of litigation, individually or in the aggregate, is reasonably likely to cause a Material Adverse Effect, any such notice to be given not later than five (5) Business Days after any of Company becomes aware of the occurrence of any such claim, litigation or threat of litigation;

          (v) promptly deliver to Purchaser, but in no event later than twenty
(20) days after the mailing or filing thereof, copies of (A) all reports, notices and proxy statements sent by Company to its shareholders, and (B) all regular and periodic reports and definitive proxy materials (including Forms 10-k, 10-Q and 8-K) filed by Company with any securities exchange or the Federal Securities and Exchange Commission;

          (vi) promptly deliver to Purchaser, but in no event later than twenty
(20) days after Company receives the same, copies of any management letters addressed to Company by its independent certified public accountant; and

          (vii) such reports as are required to be delivered to the lenders under the Credit Agreement, and if an Event of Default shall have occurred, such other reports and information as Purchaser may from time to time reasonably request.

   (c)  Notices Regarding Plans.
        -----------------------

          (i) Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the IRS or the PBGC with respect thereto) shall be given to Purchaser by Company of:

             a. any Reportable Event with respect to Company or any ERISA Affiliate,

             b. any Prohibited Transaction which could subject Company or any ERISA Affiliate to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the IRS in connection with any Plan or any trust created thereunder, if such tax and/or penalty is reasonably likely to result in a Material Adverse Effect,

             c. any assertion of material withdrawal liability with respect to any Multiemployer Plan,

             d. any partial or complete withdrawal from a Multiemployer Plan by Company or any ERISA Affiliate under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

             e. any cessation of operations (by Company of any member or the ERISA Affiliate) at a facility in the circumstances described in Section 4062(e) of ERISA,

             f. withdrawal by Company or any ERISA Affiliate from a Multiple Employer Plan,

             g. a failure by Company or any ERISA Affiliate to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

             h. the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

             i. any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

          (ii) Promptly after receipt thereof copies of (i) all notices received by Company or any ERISA Affiliate of the PBGC's intent to terminate any Plan administered or maintained by Company or any ERISA Affiliate, or to have a trustee appointed to administer any such Plan; and (ii) at the request of Purchaser each annual report (IRS) Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by Company or any ERISA Affiliate, and schedules showing the amounts contributed to each such Plan by or on behalf of Company or any ERISA Affiliate in which any of their respective personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Company or any ERISA Affiliate with the IRS with respect to each such Plan shall be given to Purchaser by Company.

          (iii) Promptly upon the filing thereof, copies of any PBGC Form 200, 500, 600 or 601, or any successor form, filed with the PBGC in connection with the termination of any Plan.

   (d)  Payment of Liabilities, Including Taxes, etc.  Company shall duly pay
        ---------------------------------------------
and discharge, and shall cause its Subsidiaries to pay and discharge (subject, where applicable, to specified grace periods and, in the case of trade payables, to normal payment practices) promptly as and when the same shall become due and payable, all liabilities which singularly are in excess of $100,000 or which in the aggregate exceed

$500,000 to which they are subject or which are asserted against them, including all Taxes and Charges upon them or any of their properties, assets, income or profits, prior to the date on which penalties attach thereto; provided, however, Company may choose not to pay any such liabilities, including
--------  -------
Taxes or Charges, if the same are being contested in good faith and for which such reserves (including reserves for any additional amounts which would be payable as a result of the failure to discharge timely any such liabilities) or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

   (e)  Maintenance of Insurance.  Company shall insure, and shall cause its
        ----------- -- ---------
Subsidiaries to insure, their respective properties and assets against loss or damage in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, except where the failure to have such coverage would not, individually or in the aggregate, have a Materially Adverse Effect.

   (f)  Maintenance of Properties and Leases.  Company and its Subsidiaries
        ------------------------------------
shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to their respective businesses, and from time to time, Company will make or cause to be made all appropriate repairs, renewals or replacements thereof.

   (g)  Maintenance of Permits and Franchises.  Company and its Subsidiaries
        -------------------------------------
shall maintain in full force and effect all franchises, permits and other authorizations necessary for the ownership and operation of their respective properties and business if the failure so to maintain the same, individually or in the aggregate, would constitute a Material Adverse Effect.

   (h)  Keeping of Records and Books of Account.  Company and its Subsidiaries,
        ---------------------------------------
shall maintain and keep proper books of record and account which enable Company to issue financial statements in accordance with GAAP and as otherwise required by applicable laws of any Governmental Authority having jurisdiction over Company and its Subsidiaries, and in which full, true and correct entries shall be made in all material respects of all their respective dealings and business and financial affairs.

   (i)  Plans.  Company shall, and shall cause each ERISA Affiliate to, comply
        -----
with ERISA, the IRC and other applicable Laws applicable to Plans except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Effect. Without limiting the generality of the foregoing, Company shall cause all of its Plans and all Plans maintained by any ERISA Affiliate to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each ERISA Affiliate to make, in a timely manner, all contributions due to Plans and Multiemployer Plans.

   (j)  Compliance with Laws.  Company and its Subsidiaries shall comply with
        --------------------
all applicable laws (including Environmental laws) in all respects, and shall obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, provided that they shall not be deemed to be a violation of this section if any failure to comply with any law would not result in fines, penalties, other similar liabilities or injunctive relief which in the aggregate would reasonably be expected to have a Material Adverse Effect. Company and its Subsidiaries shall conduct and complete in all respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate and lawful proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, required by GAAP shall have been made, and except to the extent that the same would not reasonably be expected to have a Material Adverse Effect.

   (k)  Use of Proceeds.  Company will use the proceeds of the purchase price
        ---------------
only for lawful purposes in accordance with Section 2.5 hereof as applicable and such uses shall not contravene any applicable law or any other provision hereof.

   (l)  Performance Revenues  Company shall deliver to Purchaser within 30 days
        --------------------
after the last day of each Fiscal Quarter a statement setting forth, with supporting documentation in reasonable detail as requested by Purchaser, the Performance Revenues achieved in such Fiscal Quarter.

   (m)  Senior Debt Status.  The obligations of Company under the Note will
        ------------------
rank at least pari passu in priority of payment with all other Indebtedness of Company except Indebtedness of Company to the extent secured by Permitted Liens.

   (n)  Maintenance of Exchange Listing  The Company shall maintain its listing
        -------------------------------
on the Nasdaq National Market or any other national securities exchange. Promptly after the issuance of any shares of Common Stock in conversion of the Note, Company shall secure the designation, listing and quotation of such Common Stock on the Nasdaq National Market or such other national securities exchange, as the case may be, and shall maintain such designation, listing and quotation.

        5.2  Negative Covenants.  Company covenants and agrees that from and
             ------------------
after the date hereof (except as otherwise provided herein, or unless the Required Holders have given their prior written consent) so long as any unpaid amount on the Note is outstanding:

   (a)  Liens.  Company and its Subsidiaries shall not at any time create,
        -----
incur, assume or suffer to exist any Lien on any of their respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

   (b)  Loans, Acquisitions and Investments.  Company and its Subsidiaries shall
        -----------------------------------
comply with all of the covenants of the Credit Agreement relating to loans, acquisitions and investments and shall not at any time make any loan or advance to, or purchase or otherwise acquire any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or other equity interest in, or assets of, or any other investment or interest in, or make any capital contribution to any other Person, or agree to or become liable to do any of the foregoing (each, an "Investment"), if such Investment exceeds $100,000,000.

   (c)  Liquidations, Mergers and Consolidations.  Company shall comply with the
        ----------------------------------------
covenants of the Credit Agreement relating to liquidations, mergers and consolidations and shall not, and shall not permit any Subsidiary of Company to, dissolve, liquidate or wind-up its affairs (each, a "Liquidation"), or become a party to any merger, consolidation or other business combination, whether accounted for under GAAP's as a purchase or a pooling of interests and regardless of whether the value of the consideration paid or received is comprised of cash, common or preferred stock or other equity interests, or other assets or sell, lease, transfer, or otherwise dispose of all or substantially all of its assets (each, a "Business Combination"), if such Liquidation involves assets of Company or any of its Subsidiaries in excess of $250,000,000 or if such Business Combination involves assets or revenues of the target in such Business Combination in excess the $250,000,000.

   (d)  Disposition of Assets or Subsidiaries.  The Company shall comply with
        -------------------------------------
the covenants of the Credit Agreement relating to dispositions of assets or subsidiaries. Excluding the payment of cash as consideration for assets purchased by, or services rendered to, Company or any Subsidiary, subject to paragraph (c) above, neither Company nor any of its Subsidiaries shall sell, convey, assign, lease, or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition or Receivables, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares or beneficial interests or partnership interests in Subsidiaries) (each, a "Disposition"), if such Disposition involves assets in excess of $50,000,000.

   (e)  Affiliate Transactions.  Except as set forth on Schedule 5.2(e), neither
        ----------------------
Company nor any Subsidiary of Company shall enter into or carry out any material transaction (including purchasing property or services or selling property or services) with an Affiliate which is not a Subsidiary unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions in accordance with all applicable law.

   (f)  Continuation of or Change in Business.  Neither Company nor any
        -------------------------------------
Subsidiary of Company shall cease being engaged in the information technology business or a business related thereto.

   (g)  Plans.  Company shall not, and shall not permit any ERISA Affiliate to:
        -----

          (i) fail to satisfy the minimum funding requirements of ERISA and the IRC with respect to any Plan;

          (ii) request a minimum funding waiver from the IRS with respect to any Plan;

          (iii) engage in a Prohibited Transaction with any Plan or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Effect;

          (iv) fail to make when due any contribution to any Multiemployer Plan that Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (v) withdraw (completely or partially) from any Multiemployer Plan or be deemed under Section 40629e) of ERISA to withdraw from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of Company or any ERISA Affiliate;

          (vi) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to Company or any ERISA Affiliate;

          (vii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

          (viii) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the IRC, where such failure is likely to result in a Material Adverse Effect.

   (h)  Change in Organizational Documents.  Company shall not, and shall not
        ----------------------------------
permit any of its Subsidiaries to, amend in any respect its certificate or articles of incorporation without providing at least ten (10) calendar days' prior written notice to Purchaser and, in the event such change would cause the Common Stock to have rights which are different from the rights of other publicly traded common stock of Company, without obtaining the prior written consent of Purchaser.

   (i)  Financial Covenants.
        -------------------

          (i) Minimum Consolidated Net Worth.  Company will not at any time
              ------------------------------
permit its Consolidated Net Worth to be less than an amount equal to the sum of
(A) $120,000,000 plus (B) 50% of the positive Consolidated Net Income for each Fiscal Year ending after December 31, 1998, plus (C) an amount equal to 100% of net cash proceeds from the issuance by Company after June 30, 1999, of additional equity securities or other equity capital investments.

          (ii) Interest Coverage.  As of the last day of each Fiscal Quarter,
               -----------------
Company shall not permit its ratio, measured on a rolling four Fiscal Quarter basis, of EBIT to Consolidated Interest Expense to be less than 4.0:1.0.

          (iii)  Consolidated Senior Indebtedness to EBITDA Ratio.  As of the
                 ------------------------------------------------
last day of each Fiscal Quarter, Company shall not permit its Consolidated Senior Indebtedness to EBITDA Ratio to exceed 3.0 to 1.0.

          (iv) Liquidity Ratio.  As of the last day of each Fiscal Quarter,
               ---------------
Company shall not permit the ratio of the (A) sum of its (1) Consolidated Cash,
(2) Consolidated Cash Equivalents, and (3) Consolidated Receivables to (B) its Consolidated Senior Indebtedness to be less than 1.00:1.00.

6.  CLOSING DELIVERIES
    ------------------

        6.1  Company Closing Deliveries.  On the date hereof, the Purchaser
             --------------------------
received from Company, the following:

   (a) Favorable opinions of Buchanan Ingersoll, counsel to Company, substantially in the form attached hereto as Exhibit C, and each other opinion of counsel relied upon by Buchanan Ingersoll.

   (b) Resolutions of the board of directors of Company, certified by the Secretary or Assistant Secretary of Company, as of the Closing Date, duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and
(ii) specific officers to execute and deliver this Agreement and each other Loan Document to which it is a party.

   (c) Governmental certificates, dated the most recent practicable date prior to the Closing Date, with telegram updates where available, showing that Company is organized and in good standing in the Commonwealth of Pennsylvania.

   (d) A copy of the certificate of incorporation and all amendments thereto of Company, certified as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania, and copies of Company's by-laws, certified by the Secretary or Assistant Secretary of Company as true and correct as of the Closing Date.

   (e) The letter from Company to its accountants authorizing Purchaser at any time after the occurrence of an Event of Default to communicate directly with Company's independent certified public accountants and tax advisors and authorizing those accountants to disclose at any time after the occurrence of an Event of Default to Purchaser any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Company and its Subsidiaries; provided, however, it shall not be considered a
                              --------  -------
breach of Company's obligations under this Agreement if

Company's accountants shall fail to comply with the terms of the letter described in this paragraph.

   (f)  The Registration Rights Agreement duly executed by the parties thereto.

   (g) Certificates of the Secretary or an Assistant Secretary of Company, dated the Closing Date, as to the incumbency and signatures of the officers of Company executing this Agreement, the Note, each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

   (h) Certificate of the President or CEO of Company, dated the Closing Date, stating that all of the representations and warranties of Company contained herein or in the other Transaction Documents are true and correct on and as of the Closing Date that no breach of any covenant contained in Article V has occurred or would result from the Closing hereunder.

   (i) A memorandum of understanding duly executed by the parties with respect to the Joint Venture.

   (j) A wire transfer of all reasonable fees and expenses of (i) GE Capital's outside counsel, Weil, Gotshal & Manges LLP, and (ii) all special local counsel retained in connection with this Agreement and the transactions contemplated thereby; provided, however, that such fees did not, in the
                      --------  -------
aggregate, exceed $100,000.


7.  CONVERSION
    ----------

        7.1  Conversion of Note.
             ------------------

          Subject to the provisions for adjustment hereinafter set forth, the outstanding principal amount of the Note shall be convertible, in whole or in part, at any time and from time to time, at the option of the holder thereof, under the circumstances set forth in the following sentence (a "Conversion"), into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the principal amount of the Note to be converted by (B) the Conversion Price (as hereinafter defined). Purchaser may elect to cause a Conversion of the Note on or after the occurrence of any or all of the following events or circumstances: an Extraordinary Default, an Event of Default, or the third anniversary of the Closing Date. The Conversion Price shall initially be $21.64 per share and shall be subject to further adjustments from time to time pursuant to Section 7.1(e) below. If an Extraordinary Default shall have occurred prior to the third anniversary of the Closing Date, that portion of the Note which equals the Extraordinary Default Target Percentage Achieved shall, at the election of the Purchaser, be convertible into Common Stock; provided,
                                                                 --------
however, that if the Extraordinary Default Target Percentage Achieved equals
-------
95% or greater, 100% of the Note shall be convertible into Common Stock. On and after the occurrence of (i) an Event of Default (other than a Payment Default) or (ii) the third anniversary of the Closing Date, that portion of the Note which equals the Target Percentage Achieved shall, at the election of Purchaser, be convertible into Common Stock.

          No fractional shares shall be issued upon the conversion of the Note. All shares of Common Stock (including fractions thereof) issuable upon conversion of the Note by Purchaser shall be aggregated for purposes of determining whether conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, Company shall, in lieu of issuing any fractional share, pay Purchaser a sum in cash equal to the Closing Price of such fraction on the date of conversion.

   (a) A conversion of the Note may be effected by Purchaser upon the surrender to Company at the principal office of Company of the Note to be converted accompanied by a written notice stating that Purchaser elects to convert all or a specified amount of its Note in accordance with the provisions of this Section 7.1 and specifying the name or names in which Purchaser wishes the certificate or certificates for shares of Common Stock to be issued.

   (b) In case the written notice specifying the name or names in which Purchaser wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of Purchaser, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Note pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of the Note and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of Company that such taxes have been paid), Company shall deliver or cause to be delivered (1) certificate(s) representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of the Note being converted shall be entitled and (2) if less than all of principal amount of the Note evidenced by the surrendered Note is being converted, in exchange for the Note surrendered, a new Note, of like tenor, in a principal amount equal the full principal amount of the Note surrendered less the principal amount being converted.

   (c) A conversion shall be deemed to have been made at the close of business on the date of giving the written notice referred to in the first sentence of
(b) above and of such surrender of the certificate or certificates representing the Note to be converted so that the rights of the holder thereof as to the Note being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

   (d) Company shall at all times reserve, and keep available for issuance upon the conversion of the Note, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all of the outstanding principal balance of the Note, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all of the outstanding principal balance of the Note.

   (e) The Conversion Price will be subject to adjustment from time to time as follows:

      (i) In case Company shall at any time or from time to time after the Closing Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of Company which Purchaser would have owned or have been entitled to receive after the happening of any of the events described above, had such Note been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which Section 7.1(f) applies.

      (ii) In case Company shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock), other than pursuant to existing obligations or pursuant to any existing employee benefit plan (or any other tax qualified employee benefit plan adopted by Company subsequent to the Closing Date) after the Closing Date, other than issuances covered by clause (i) above, at a price per share (or having an exercise, conversion or exchange price per share) less than 95% of the Current Market Price as of the date of issuance of such shares or of such rights, warrants or other convertible or exchangeable securities, then, and in each such case, the Conversion Price shall be reduced (but not increased) to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by 95% of the then existing Current Market Price, plus (y) the consideration, if any, received by Company upon such issue, by (B) the total number of shares of

Common Stock outstanding immediately after such issue or sale (in the case of warrants or convertible securities, on an as exercised or as converted basis, as the case may be, to the extent the underlying Common Stock would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share). For the purpose of determining the consideration received by Company upon any such issue pursuant to clause (y) above, if the consideration received by Company is other than cash, its value will be deemed its fair market value, as determined in good faith by the Board of Directors of Company.

      (iii) An adjustment made pursuant to clause (ii) above shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. No adjustment shall be made pursuant to clause (ii) in respect of any issuance of shares of Common Stock on or prior to the Closing Date. For purposes of clause (ii), the aggregate consideration received by Company in connection with the issuance of shares of Common Stock or of rights, warrants or other securities exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price of all such Common Stock and such rights, warrants, or other exchangeable or convertible securities plus the aggregate amount, if any, receivable upon exchange or conversion of any such exchangeable or convertible securities into shares of Common Stock.

      (iv) In case Company shall at any time or from time to time after the Closing Date declare, order, pay or make a dividend or other distribution (including any distribution of stock or other securities or property or rights or warrants to subscribe for securities of Company or any of its Subsidiaries by way of dividend or spin-off), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (i) above and cash dividends paid out of retained earnings, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock at such record date less the amount of such dividend or distribution per share of Common Stock, and the denominator of which shall be such Current Market Price per share of Common Stock. No adjustment shall be made pursuant to this clause (iv) in connection with any transaction to which Section 7.1(f) applies.

      (v) For purposes of this Section 7.1(e), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of Company or any of its Subsidiaries.

      (vi) If Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 7.1(e) or in the Conversion Price then in effect shall be required by reason of the taking of such record.

      (vii) Anything in this Section 7.1(e) to the contrary notwithstanding, Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price by at least one cent, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one cent, such change in Conversion Price shall thereupon be given effect.

      (viii) If any option or warrant expires or is cancelled without having been exercised, then, for the purposes of the adjustments set forth above, such option or warrant shall have been deemed not to have been issued and the Conversion Price shall be adjusted accordingly. No holder of Common Stock which was previously issued upon conversion of the Note shall have any obligation to redeem or cancel any such shares of Common Stock as a result of the operation of this clause (viii).

   (f) Subject to the redemption rights in Section 2.3 and the conversion rights in Section 7.1, in case of any reorganization of capital, reclassification of capital stock (other than a reclassification of capital subject to 7.1(e)(i)), consolidation or merger with or into another Person, or sale, transfer or disposition of all or substantially all the property, assets or business of Company to another Person (any one or more of such events being an "Organic Change"), the Note then outstanding, shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Organic Change, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Organic Change by a holder of that number of shares of Common Stock into which the Note was convertible immediately prior to such Organic Change (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Organic Change). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 7.1(f) shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

   (g) In case at any time or from time to time Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of Company or consolidation or merger of Company with or into another corporation, or any sale or conveyance to another corporation of the property of Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company, then, in any one or more of said cases, Company shall give at least 20 days' prior written notice to the registered holder of the Note at the address of each as shown on the books of Company as of the date on which (i) the books of Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such non-bankruptcy reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Organic Change to which Section 7.1(f) applies Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such non-bankruptcy reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

   (h) Upon any adjustment of the Conversion Price then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in this Section 7.1, then, and in each such case, Company shall promptly deliver to the holder of the Note, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion granted by this Section 7.1, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

8.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES
    --------------------------------------

        8.1  Events of Default.  The occurrence of any one or more of the
             -----------------
following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder and under the Note:

   (a) Company shall fail to make any payment of principal of, or interest on or any other amount owing in respect of, the Note, or any of the other Obligations when due and payable or declared due and payable, including pursuant to Section 2.4 hereof, which, other than principal or interest, shall have remained unremedied for a period of ten (10) days.

   (b) Company shall fail or neglect to perform, keep or observe any of the provisions of Sections 5.1 or 5.2 hereof.

   (c) Company shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents, and the same shall remain unremedied for a period of thirty (30) days after Company shall receive written notice of any such failure from Purchaser.

   (d) A default shall occur under any other agreement, document or instrument to which Company or any Subsidiary is a party or by which Company or any of its Subsidiaries or any of their property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of (A) any Indebtedness of Company or any of its Subsidiaries in an aggregate amount exceeding $10,000,000 or (B) the Credit Agreement, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness or a portion thereof in an aggregate amount exceeding $10,000,000 or any Indebtedness under the Credit Agreement, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

   (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to Purchaser by Company pursuant hereto or thereto that is qualified as to materiality or Material Adverse Effect shall be untrue or incorrect in any respect, as of the date when made, and any of such representations or warranties that is not so qualified shall have been true and correct in all respects, as of the date when made except as the same would not reasonably be expected to have a Material Adverse Effect.

   (f) Any of the assets of Company or any of its Subsidiaries shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Company or any of its Subsidiaries and shall remain unstayed or undismissed for sixty (60) consecutive days; or Company or any of its Subsidiaries shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

   (g) A case or proceeding shall have been commenced against Company or any of its Subsidiaries in a court having competent jurisdiction seeking a decree or order in respect of Company or any of its Subsidiaries (i) under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Company or any of its Subsidiaries or of any substantial part of its or their properties, or (iii) ordering the winding-up or liquidation of the affairs of Company or any of its Subsidiaries and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

   (h) Company or any of its Subsidiaries shall (i) file a petition seeking relief under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Company or any of its Subsidiaries or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

   (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money, which has, or reasonably could be expected to have, a Material Adverse Effect, shall be rendered against Company or any of its Subsidiaries and the same shall not be (i) fully covered by insurance, or (ii) vacated, stayed, bonded, paid or discharged for a period of thirty (30) days.

   (j) (i) With respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the IRC or Section 406 of ERISA occurs which in the reasonable determination of the Agent could result in direct or indirect liability to Company or any of its Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, Company, any of its Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability, (iv) with respect to any Pension Plan subject to Section 412 of the Code or Section 302 of ERISA, Company, any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (ii) - (iv) hereof, in the reasonable determination of the Agent there is a reasonable likelihood for termination of any such plan by the PBGC; provided, however, that the events
                                          --------  -------
listed in clauses (i) - (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of Company, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeds $10,000,000 in any case set forth in (i) - (v) above, or exceeds $10,000,000 in the aggregate for all such cases.

   (k) There shall occur any event or circumstances which have, or reasonably could be expected to have, a Material Adverse Effect, other than any events or circumstances which relate exclusively to (i) changes in trends in the information technology industry and (ii) general economic conditions in the United States as a whole.

   (l) There shall occur any event or circumstances which prevent, or reasonably could be expected to prevent, Company from complying with the conversion provision of Section 7.1, or Company shall otherwise fail to perform its obligations under Section 7.1.

        8.2  Remedies.  If any Event of Default specified in Section 8.1 shall
             --------
have occurred and be continuing, Purchaser may, in addition to Purchaser's rights pursuant to Section 7.1 (and without limiting the provisions of Section 9.5), without notice, declare all Obligations to be forthwith due and payable, whereupon all such Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an
                              --------  -------
Event of Default specified in Section 8.1(f), (g) or (h) hereof, such Obligations shall become due and payable without declaration, notice or demand by Purchaser.

          Purchaser may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in its best interests, including any action (or the failure to act) pursuant to the Loan Documents.

        8.3  Waivers by Company.  Except as otherwise provided for in this
             ------------------
Agreement and applicable law, Company waives (i) presentment, demand and protest and notice of presentment, dishonor notice of intent to accelerate and notice of acceleration, (ii) all rights to notice and a hearing prior to Purchaser's taking possession or control of, or to Purchaser's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Purchaser to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Company acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

        8.4  Right of Set-Off.  Upon the occurrence of any Payment Default,
             ----------------
Purchaser is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Purchaser to or for the credit or the account of Company against any and all of the obligations of Company now or hereafter existing under this Agreement and the Note held by Purchaser irrespective of whether or not Purchaser shall have made any demand under this Agreement or the Note and although such obligations may be unmatured.
Purchaser agrees promptly to notify Company after any such set-off and application made by Purchaser; provided, however, that the failure to give such
                               --------  -------
notice shall not affect the validity of such set-off and application. The rights of Purchaser under this Section are in addition to other rights and remedies (including other rights of set-off) which Purchaser may have.

9.  MISCELLANEOUS
    -------------

        9.1  Complete Agreement; Modification of Agreement; Sale of Interest.
             ---------------------------------------------------------------
(a) The Transaction Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except as provided therein, or in the case of the Loan Documents by an agreement in writing signed by Company and Purchaser in accordance with Section 9.1(d) hereof. Company may not sell, assign or transfer any of the Loan Documents or any portion thereof, including Company's rights, title, interests, remedies, powers and duties hereunder or thereunder. Company hereby consents to Purchaser's sale of participations, assignment, transfer or other disposition, at any time or times to any Affiliate of Purchaser, or if an Event of Default shall occur to any other Person, of any of the Loan Documents or of any portion thereof or interest therein, including Purchaser's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not.

   (b) In the event Purchaser assigns or otherwise transfers all or any part of the Note, Company shall, upon the request of Purchaser issue new Notes to effectuate such assignment or transfer.

   (c) In addition to the provisions of the first paragraph of this Section 9.1, if an Event of Default shall have occurred and be continuing, Purchaser may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person acceptable to Purchaser all or a portion of its rights and obligations under the Note held by Purchaser and this Agreement; provided,
                                                                 --------
however, that acceptance of such assignment by any assignee shall constitute
-------
the agreement of such assignee to be bound by the terms of this Agreement applicable to Purchaser. From and after the effective date of such an assignment, (x) the assignees thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assignor's rights and obligations under this Agreement, such assignor shall cease to be a party hereto).

   (d) No amendment or waiver of any provision of this Agreement or the Note or any other Loan Document, nor consent to any departure by Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall,
       --------  -------
unless in writing and signed by each holder of a Note affected thereby do any of the following: (i) subject such holder to any additional obligations, (ii) reduce the principal of, or interest on, the Note or other amounts payable hereunder or release or discharge Company from its obligations to make such payments, (iii) postpone any date fixed for any payment of principal of, or interest on, the Note or other amounts payable hereunder, (iv) change the aggregate unpaid principal amount of the Note, or the number of holders thereof, which shall be required for such holders or any of them to take any action hereunder, (v) modify the terms of Section 7, or (vi) amend this
Section 9.1(d).

        9.2  Hart-Scott-Rodino Filing
             ------------------------

   (a) Company agrees to make, and to use its reasonable best efforts to assist Purchaser in making, appropriate filings of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 30 days of the Closing Date, and to supply as promptly as practicable any additional information and documentary material that may be requested by Purchaser in connection with the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as is practicable. Purchaser shall pay any filing fee required pursuant to the HSR Act in connection with the transactions contemplated by the Loan Documents.

   (b) Company, in connection with the efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, shall use its best efforts to (i) cooperate in all respects with Purchaser in connection with any filing or submission in connection with any investigation or other inquiry, including any proceeding initiating by a private party, and (ii) promptly to inform, and to the extent permitted by law deliver to, Purchaser any communication received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Authority, and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated hereby, or (iii) consult with Purchaser in advance of any meeting or conference with any other Person, and to the extent permitted by the DOJ, the FTC and such other applicable Governmental Authority, to give the Purchaser the opportunity to attend and participate in such meetings or conferences.

        9.3  Fees and Expenses.  Company shall pay all reasonable out-of-pocket
             -----------------
expenses of Purchaser in connection with the preparation of the Transaction Documents and the transactions contemplated thereby, including all reasonable legal expenses; provided, however, that the aggregate legal fees in connection
                --------  -------
with the preparation and negotiation of the Transaction Documents shall not, in the aggregate, exceed $100,000; provided, further, that fees and expenses
                                --------  -------
relating to the Joint Venture are excluded from this Section 9.3. If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (iii) and (iv) below, which shall be subject to an Event of Default having occurred and be continuing), Purchaser shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

   (i) any amendment, modification or waiver, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

   (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Purchaser, Company, any Subsidiary of Company or any other Person) in any way relating to any of the Loan Documents or any other agreements to be executed or delivered in connection herewith; or

   (iii) any attempt to enforce any rights of Purchaser against Company, any Subsidiary of Company or any other Person, that may be obligated to Purchaser by virtue of any of the Loan Documents, including under Section 2.10;

then, and in any such event, the reasonable attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Company to Purchaser and shall be additional Obligations under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

        9.4  No Waiver by Purchaser.  Purchaser's  failure, at any time or
             ----------------------
times, to require strict performance by Company of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Purchaser thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Purchaser of an Event of Default by Company under the Loan Documents shall not suspend, waive or affect any other Event of Default by Company under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Company contained in this Agreement or any of the other Loan Documents and no Event of Default by Company under this Agreement and no defaults by Company under any of the other Loan Documents shall be deemed to have been suspended or waived by Purchaser, unless such suspension or waiver is by an instrument in writing signed by an officer of Purchaser and the Required Holders and directed to Company specifying such suspension or waiver.

        9.5  Remedies.  Purchaser's rights and remedies under this Agreement
             --------
shall be cumulative and nonexclusive of any other rights and remedies which Purchaser may have under any other agreement, including the Loan Documents, the other Transaction Documents, by operation of law or otherwise.

        9.6  Waiver of Jury Trial.  The parties hereto waive all right to trial
             --------------------
by jury in any action or proceeding to enforce or defend any rights under the Transaction Documents.

        9.7  Severability.  Wherever possible, each provision of this Agreement
             ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        9.8  Binding Effect; Benefits.  This Agreement and the other Transaction
             ------------------------
Documents shall be binding upon, and inure to the benefit of, the successors of Company and Purchaser and the assigns, transferees and endorsees of Purchaser, including all provisions with respect to Change of Control of Company.

        9.9  Conflict of Terms.  Except as otherwise provided in this Agreement
             -----------------
or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        9.10  Governing Law.  This Agreement and the Obligations arising
              -------------
hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Purchaser and Company agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or New York State courts located in the County of New York, State of New York. Service of process on Purchaser or Company in any action arising out of or relating to any of the Transaction Documents shall be effective if mailed to such party at the address listed in Section 9.11 hereof. Nothing herein shall preclude Purchaser or Company from bringing suit or taking other legal action in any other jurisdiction.

        9.11  Notices.  Except as otherwise provided herein, whenever it is
              -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

          If to Company:

          Mastech Corporation
          1004 McKee Road
          Oakdale, Pennsylvania  15071
          Attn:  Jeffrey McCandless
          Telecopy Number:  (412) 787-9225

          with a copy to:

          Buchanan Ingersoll
          One Oxford Centre
          301 Grant Street, 20th Floor
          Pittsburgh, Pennsylvania 15219
          Attn:  Carl Cohen, Esq. and James Barnes, Esq.
          Telecopy Number: (412) 562-1041

          If to Purchaser:

          General Electric Capital Corporation
          120 Long Ridge Road
          Stamford, Connecticut  06927
          Attn: GE Equity Group - Technology and Communications Group Telecopy Number: (203) 357-4565

          with copies to:

          General Electric Capital Corporation
          120 Long Ridge Road
          Stamford, Connecticut  06927
          Attention:  GE Equity Group Legal Counsel
          Telecopy Number: (203) 357-3047

          and

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York  10153
          Attn:  Michael Lubowitz, Esq.
          Telecopy Number:  (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        9.12  Survival.  The representations, warranties and covenants of
              --------
Company in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

        9.13  Section and Other Headings.  The section and other headings
              --------------------------
contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        9.14  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        9.15  Publicity.  Neither Purchaser nor Company shall issue any press
              ---------
release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law, subject to advance consultation with Purchaser.

          IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the day and year first above written.

                         MASTECH CORPORATION


                         By:  /s/ Sunil Wadhwani
                            _________________________________
                            Name:  Sunil Wadhwani
                            Title:

                         Purchaser:
                         ---------

                         GE CAPITAL EQUITY INVESTMENTS, INC.


                         By:  /s/ David C. Whitmore
                            _________________________________
                            Name:   David C. Whitmore
                            Title:  Duly authorized signatory